Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Duff & Phelps Corporation and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
     Dated: October 12, 2007

VESTAR CAPITAL PARTNERS IV, L.P.

By:	Vestar Associates IV, L.P.,
its General Partner

By:	Vestar Associates Corporation IV,
its General Partner

By:	/s/ Sander Levy

Name: Sander Levy
Title: Managing Director

VESTAR/D&P HOLDINGS LLC

By:	Vestar Capital Partners IV, L.P.,
its Managing Member

By:	Vestar Associates IV, L.P.,
its General Partner

By:	Vestar Associates Corporation IV,
its General Partner

By:	/s/ Sander Levy

Name: Sander Levy
Title: Managing Director

VESTAR ASSOCIATES CORPORATION IV

By:	/s/ Sander Levy

Name: Sander Levy
Title: Managing Director

VESTAR ASSOCIATES IV, L.P.

By:	Vestar Associates Corporation IV,
its General Partner

By:	/s/ Sander Levy

Name: Sander Levy
Title: Managing Director